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                                                                   EXHIBIT 10.35

                              SEPARATION AGREEMENT

                                 BY AND BETWEEN
                               DOR BIOPHARMA, INC.
                                       AND
                                MICHAEL S. ROSEN

         THIS SEPARATION AGREEMENT (this "Agreement") is entered into by and between DOR BioPharma, Inc. (f/k/a Endorex Corporation), a Delaware corporation (the "Company"), and Michael S. Rosen (the "Executive") as of June 12, 2002 (the "Effective Date").

         WHEREAS, the Company and the Executive previously entered into that certain Employment Agreement dated November 29, 2001 (the "Employment Agreement");

         WHEREAS, under the terms of the Employment Agreement, if Executive remained with the Company for one hundred eighty (180) days or more after the Merger with CTD, as of the next business day, he would receive a one-time special "Merger integration and stay" bonus of fifteen percent (15%) of his annual base salary, and Executive has met the conditions to entitle him to said bonus but has not yet received it;

         WHEREAS, Executive is resigning his employment with the Company and as a director of the Company, and the Company and the Executive have agreed to terminate the Executive's employment with, and service as a director of, the Company, effective as of the date hereof; and

         WHEREAS, the Company and the Executive desire to clarify their respective rights and obligations under the Employment Agreement, and address certain other relevant issues, in connection with the termination of the Executive's employment with the Company;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company and the Executive agree as follows:

         1. Termination of Employment. Notwithstanding anything to the contrary in the Employment Agreement, the Executive's employment with, and service as a director of, the Company will terminate effective as of the date hereof, and for purposes of determining any compensation, benefits and other rights to which the Executive is entitled under Section 11 of the Employment Agreement, such termination will be deemed to constitute a termination of the Executive's employment by the Company other than for "cause" (as such term is defined in Section 10 of the Employment Agreement). Simultaneously with the execution hereof, Executive is submitting his written resignation as an officer and director of the Company.

         2. Non-Disparagement. Except as required by law or pursuant to a subpoena, neither Michael S. Rosen and/or his attorney(s) on the one hand, nor any of the Company's officers, directors and/or attorneys on the other hand, will make any public or private statements, whether oral or written, to any third party or parties, including,


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without limitation, any employee, customer, supplier, creditor or shareholder of the Company or representative of the press, regarding the other party or such other party's parent, subsidiaries or affiliates, or their respective officers, directors, employees or agents, that is intended to, or can reasonably be expected to, cause such person's or entity's reputation to be damaged in any material respect.

         3. Executive's Release. With the exclusion of Executive's rights to continued indemnification as an officer and as a director as provided in Article VII of the Company's bylaws as updated on December 4, 2002, which indemnification will remain in full force and effect, and his rights under
Section 11 of his Employment Agreement, in consideration for the foregoing, the Executive, for and on behalf of himself and his heirs, beneficiaries, executors, administrators, attorneys, successors and assigns, covenants to forever waive, release and discharge, and covenants not to sue, the Released Parties (as defined below) from and for any and/or all of the Executive's potential or actual causes of action, including but not limited to any attorneys' fees, arising on or prior to the Effective Date, including but not limited to conduct related to the cessation of his employment and directorship, that are known or unknown, fixed or contingent, and by reason of any matter, cause, thing, charge, claim, right or action whatsoever, against and as to the Released Parties, including, but not limited to any, unvested benefits, premiums, or medical expenses, except as provided in Section 11 of his Employment Agreement, or on account of any alleged conduct of any of the Released Parties that might be alleged by the Executive to constitute race, age, sex, religious, national origin or disability discrimination or in any way related to the Executive's previous employment with, or service as a director of, the Company (or its parent, or any of its subsidiaries or affiliates), or any claim or right under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. ss. 621 et seq., the Americans With Disabilities Act, 42 U.S.C. ss. 12101 et seq., the Family and Medical Leave Act, 28 U.S.C. ss. 2601 et seq., the Illinois Human Rights Act, 775 ILCS 5/1-103 et seq., the Illinois Wage Payment and Collection Act, 820 ILCS 105/4, and the Fair Labor Standards Act, 29 U.S.C. ss. 201 et seq., or breach of contract, or any other provision of federal, state or local statutory or common law (including claims for personal injury, invasion of privacy, retaliatory discharge, negligent hiring, retention or supervision, defamation, intentional or negligent infliction of emotional distress and/or mental anguish, intentional interference with contract, negligent, detrimental reliance, loss of consortium, promissory estoppel, or the like) or regulation. The parties specifically agree that nothing in this paragraph will preclude the Executive from enforcing the terms of this Agreement against the Company.

For purposes hereof, the "Released Parties" will include the Company, its successors and assigns, its current, former and future parent, subsidiaries, divisions and affiliated companies, and all of their current, former and future directors, officers, stockholders, employees, agents, licensees, franchisees and insurers and attorneys thereof.

         4. No Proceedings. To the extent permissible by applicable law, the Executive, for and on behalf of himself and his heirs, beneficiaries, executors, administrators, attorneys, successors and assigns, covenants never to institute any claim, action, charge or suit, of any kind or nature whatsoever, against the Released Parties, or

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any of them, with regard to any claim released under this Agreement. The
Executive agrees to be liable for, and to reimburse the Company for, any attorneys' fees and/or costs or expenses incurred in defending against any such claim, action, charge or suit. The Executive represents and warrants that he has not assigned or transferred, to any person or entity, any portion of any such claim, action, charge or suit. The parties specifically agree that nothing in this paragraph will preclude the Executive from enforcing the terms of this Agreement against the Company.

         5. In consideration of the foregoing, the Company, its successors and assigns and their current, former and future parent, subsidiaries, divisions and affiliated companies and all of their current, former and future directors, officers, attorneys and assigns, and everyone acting by or through them, covenant to forever waive, release and discharge and covenant not to sue Executive, his family, heirs, administrators, executors, assigns, representatives and attorneys from any and all actions, debts, sums of money, obligations, suits, promises, injuries, claims, liabilities, charges, controversies, proceedings costs, expenses, demands, attorneys fees, judgments and causes of action and remedies of whatever type, whatsoever, known or unknown, suspected or unsuspected, vested or contingent, in law or in equity, whether arising in tort, contract, under statute or otherwise, including but not limited to, any and all claims, rights, and/or causes of action which have or could have arisen out of Employee's employment relationship with the Company, and the performance of his job duties or his actions as an officer or director of the Company, or by reason of any matter, cause or thing whatsoever, arising on or prior to the Effective Date. Nothing herein shall be construed to release Executive with respect to any criminal action or proceedings, where he had no reasonable cause to believe his conduct was lawful.

         6. No Proceedings. To the extent permissible by applicable law, the Company, on its own behalf and on behalf of the Releasing entities and parties described above, covenants never to institute any claim, action, charge or suit, of any kind or nature whatsoever, against Executive, his family, heirs, administrators, executors, assigns, representatives and attorneys, or any of them, with regard to any claim released under this Agreement. The Company agrees to be liable for, and to reimburse Executive for, any attorneys' fees and/or costs or expenses incurred in defending against any such claim, action, charge or suit. The Company represents and warrants that it has not assigned or transferred, to any person or entity, any portion of any such claim, action, charge or suit. The parties specifically agree that nothing in this paragraph will preclude the Company from enforcing the terms of this Agreement against the Executive.

         7. Continued Application of the Employment Agreement. Except as otherwise provided herein, the Employment Agreement, and the Company's and the Executive's rights and obligations thereunder, to the extent applicable following a termination of the Executive's employment by the Company other than for "cause", will remain in full force and effect. Without in any way limiting the foregoing, within five business days after this Agreement is executed by Executive, Executive will receive a check for (i) the unpaid Merger integrated bonus due to him under Section 5(i) of the Employment Agreement, (ii) all accrued but unused vacation time calculated at his current salary, and (iii) six months of base salary as provided in Section 11 of the


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Employment Agreement. The balance of the severance benefits due to him pursuant to Section 11 of the Employment Agreement will be provided to him in accordance with its terms.

         8. Revocation Period. The Executive has the right to revoke this Agreement during a period of seven (7) calendar days after he signs it. In order to revoke this Agreement, the Executive must, no later than seven (7) calendar days after he signs this Agreement, deliver to the Company by hand (or send by certified mail, return receipt requested, postmarked no later than seven (7) calendar days after the Executive signed this Agreement), a written notice revoking this Agreement, addressed to the Company. If the Executive exercises his right to revoke this Agreement, the Executive will not be entitled to any of the consideration from the Company described herein.

         9. Knowing and Voluntary Waiver. The Executive acknowledges that:

                  a. he has carefully read this Agreement and fully understands its meaning;

                  b. he has had the opportunity to take up to twenty-one (21) days after receiving this Agreement to review it before signing below;

                  c. he was advised by the Company in writing upon presenting this Agreement to him to review this Agreement with an attorney before signing it;

                  d. he has full knowledge of the significance and effect of this Agreement and is entering into it knowingly, voluntarily and without any coercion or duress; and

                  e. the only consideration he has received for signing this Agreement is described herein, and no other promises or representations of any kind have been made by any person or entity to cause him to sign it.

         10. Governing Law. This Agreement will be subject to and governed by the laws of the State of Illinois, without regard to principles of conflicts of laws.

         11. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, executors, administrators, successors and assigns, subject to any limitations on assignment set forth herein.

         12. Modification. No change or modification of this Agreement will be valid unless it is in writing and signed by both of the parties. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person or party to be charged.

         13. Severability. If any provision of this Agreement is, for any reason, invalid or unenforceable, the remaining provisions of this Agreement will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this


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Agreement that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

         14. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation of construction of the provisions of this Agreement.

         15. Assignability. This Agreement may not be assigned by either party without the prior written consent of the other party.

         16. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Authority to Execute. The person executing this Agreement on behalf of DOR BioPharma is duly authorized to act on its behalf and to bind the Company to its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                              DOR BIOPHARMA, INC.

                                              By:      ________________________
                                              Name:    ________________________
                                              Title:   ________________________


                                              EXECUTIVE


                                              _________________________________
                                              Michael S. Rosen



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